CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT


                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ANDREW B. SHOUP, Chief Administrative Officer of Variable Annuity Portfolios - Smith Barney Small Cap Growth Opportunities Portfolio (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                     Chief Administrative Officer
Variable Annuity Portfolios -               Variable Annuity Portfolios -
Smith Barney Small Cap Growth               Smith Barney Small Cap Growth
Opportunities Portfolio                     Opportunities Portfolio

/S/ R. JAY GERKEN                           /S/ ANDREW B. SHOUP
---------------------------                 ---------------------------
R. Jay Gerken                               Andrew B. Shoup
Date: February 20, 2004                     Date: February 20, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.